UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2004

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500

None
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On September 20, 2004, the Cray Board of Directors appointed Ly-Huong T. Pham as Senior Vice President of operations, with responsibility for engineering, manufacturing, employee support and information services, and Peter J. Ungaro as Senior Vice President with responsibility for sales, marketing and services.

Pham, age 45, joined Cray in February of this year as Vice President of software. For the sixteen months prior to joining Cray, she was a management consultant located in Sunnyvale, CA, active in the software industry. From June 2001 to November 2002, she served as the chief executive officer and president of Turbolinux, Inc., of Brisbane, CA, and from June 2000 to June 2001 as the chief operating officer and executive vice president of development at Turbolinux. From October 1997 to June 2000, Pham was the chief technology officer and vice president of research and development at VTEL Corporation and also served from January 2000 as the chief operating officer of Onscreen 24, an internet spin-off. From 1992 to 1997, she worked for Apple Computer, Inc., where among other senior roles she managed the development of Mac OS 8, and from 1980 to 1992 Pham was an engineering manager at Wang Laboratories, Inc.

Pham received a B.A. and a M.S. in Computer Science/Information Systems from Boston University and is completing her M.B.A. at Pepperdine University.

Ungaro, age 36, joined Cray in August 2003 as Vice President responsible for sales and marketing; over the previous 12 years he held a number of sales leadership positions at IBM, most recently as vice president, worldwide deep computing sales.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

	By	/s/ Kenneth W. Johnson

Kenneth W. Johnson
Senior Vice President and General Counsel
September 24, 2004